EXHIBIT 77-C

                  TEMPLETON AMERICAS GOVERNMENT SECURITIES FUND

1. To approve an Agreement and Plan of Reorganization between Templeton Global Investment Trust, on behalf of its series, Templeton Americas Government Securities Fund ("Americas Government Securities Fund"), and Templeton Income Trust, on behalf of its series, Templeton Global Bond Fund ("Global Bond Fund"), that provides for the acquisition of substantially all of the assets of Americas Government Securities Fund in exchange for Class A shares of Global Bond Fund, the distribution of such shares to the shareholders of Americas Government Securities Fund, and the dissolution of Americas Government Securities Fund:


                        NO. OF SHARES        % OF OUTSTANDING SHARES       % OF SHARES VOTED

  FOR                     1,026,960                 51.45%                      92.99%
  AGAINST                    28,294                  1.42%                       2.56%
  ABSTAIN                    49,145                  2.46%                       4.45%
  BROKER NON-VOTES                -                     -                           -
                         -----------               ---------                 -----------
  TOTAL                   1,104,399                 55.33%                     100.00%


2. To grant the proxyholders the authority to vote upon any other business that may legally come before the Special Meeting or any adjournment(s) thereof.


                         NO. OF SHARES       % OF OUTSTANDING SHARES      % OF SHARES VOTED

FOR                       1,027,228                  51.46%                     93.01%
AGAINST                      16,756                   0.84%                      1.52%
ABSTAIN                      60,415                   3.03%                      5.47%
BROKER NON-VOTES                  -                      -                          -
                         -----------               ---------                 ----------
TOTAL                     1,104,399                  55.33%                    100.00%
